UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2016

NANOPHASE TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-22333	36-3687863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1319 Marquette Drive, Romeoville, Illinois 60446

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (630) 771-6700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 17, 2016, Nanophase Technologies Corporation (the “Company”) entered into a Third Amendment to Industrial Lease Agreement (the “Lease Amendment”), with 1319 Marquette, LLC, as ultimate successor to CP Financing Trust (“Landlord”), which Lease Amendment is effective as of October 1, 2016. Prior to this Lease Amendment, the Company’s Industrial Building Lease on its primary facility located at 1319 Marquette Drive, Romeoville, IL 60446 was to expire on December 31, 2019, with an additional five-year tenant extension option. Pursuant to this Lease Amendment, the Industrial Building Lease has been extended through December 31, 2024, and the annual and monthly base rent payments commencing on October 1, 2016 through the December 31, 2024 lease termination date have been agreed by the parties and are set forth in the Lease Amendment. In addition, the Company and the Landlord have agreed that certain tenant contributions toward a roof replacement at the facility would be incorporated into the Company’s base rent payments from October 2016 through December 2019.

The foregoing description of the Lease Amendment does not purport to be complete and is qualified in its entirety by reference to the text of the Lease Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

The following item is filed as an exhibit to this Current Report on Form 8-K:

Exhibit No.	Exhibit

10.1	Third Amendment to Industrial Lease Agreement, entered into on October 17, 2016 and effective October 1, 2016, by and between the Company and 1319 Marquette, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 19, 2016

NANOPHASE TECHNOLOGIES CORPORATION

By:	/s/ Frank Cesario
	Name:	Frank Cesario
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Third Amendment to Industrial Lease Agreement, entered into on October 17, 2016 and effective as of October 1, 2016, by and between the Company and 1319 Marquette, LLC